Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement (No. 333-120870) of Comverse Technology, Inc. on Form S-4 of our report dated March 31, 2004, appearing in the Annual Report on Form 10-K of Comverse Technology, Inc. for the year ended January 31, 2004, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Jericho, New York

December 20, 2004